                                                                    Exhibit 17.4

                   [LOGO of Moltrup Steel Products Company]

                        Moltrup Steel Products Company
                      FOURTEENTH STREET AND SECOND AVENUE
                 POST OFFICE BOX 331 . BEAVER FALLS, PA. 15010
               412/845-3100 . FAX: 412/845-3110 . 800-33-MOLTRUP


MICHAEL P. PITTERICH
President and Chairman




                                      March 21, 1996


Board of Directors
NORTHSTAR HEALTH SERVICES, INC.
Foster Plaza 9
750 Holiday Drive
Pittsburgh, PA 15220

To the Board of Directors:

            Please accept my resignation from this Board of Directors of Northstar Health Services effective immediately.

            I hope the company does well and prospers. I particularly felt the merger of Keystone and Northstar offers tremendous potential.


                                      Sincerely,


                                      /s/ Michael P. Pitterich

                                      Michael P. Pitterich